Exhibit 10.2

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FIRST AMENDMENT TO

TRIBUNE MEDIA SERVICES

LICENSED DATA AGREEMENT

This First Amendment (“First Amendment“) is made and entered into as of June 1, 2009 (the “First Amendment Effective Date”), by and between TiVo Inc. (“TiVo“), and Tribune Media Services, Inc. (“TMS“), and amends The Tribune Media Services Licensed Data Agreement dated May 14, 2007 (the “Agreement“). Each capitalized term used and not defined in this First Amendment shall have the meaning set forth in the Agreement.

In consideration of the mutual promises set forth below and in Agreement, and intending to be legally bound, the parties agree as follows:

1.	Exhibit A, [*]. Services will include those received prior to this First Amendment and add all [*] information.

2.	Exhibit A, [*]. Services will include those products received prior to this First Amendment. Additional TV Schedules and Channel Lineups are priced as specified in the Agreement.

3.	[*].

4.	Termination. After the Initial Term, either party may, by providing written notice to the other one year in advance, terminate that portion of this First Amendment concerning [*].

5.	Right of Proposal. TiVo will reasonably provide TMS the [*].

6.	No Other Modifications. Except as provided in this First Amendment, the Agreement (as amended) shall remain unchanged and in full force and effect.

7.	Entire Agreement. The terms and conditions of this First Amendment constitute the entire agreement between the parties with respect to the subject matter of this First Amendment and supersede any previous and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

8.	Counterparts. This First Amendment may be executed in one or more counterparts, including facsimiles, each of which will be deemed to be a duplicate original, but all of which, taken together, will be deemed to constitute a single instrument.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment by their respective duly authorized officers.

TRIBUNE MEDIA SERVICES, INC.		TIVO INC.

By:	/s/ James D. (Jay) Fehnel	By:	/s/ Joshua Danovitz
Name:	James D. (Jay) Fehnel	Name:	Joshua Danovitz

Title:	VP, Entertainment Products	Title:	VP, GM International
Tribune Media Services, Inc.

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